EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 17, 2006 relating to the consolidated financial statements of Mittal Steel Company N.V. and subsidiaries appearing in the Annual Report on Form 20-F of Mittal Steel Company N.V. and subsidiaries for the year ended December 31, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Rotterdam, The Netherlands

March 21, 2006

/s/

Deloitte Accountants B.V.

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